Exhibit 99.1

DIVERSE SOLUTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Zillow, Inc.

We have audited the accompanying balance sheet of Diverse Solutions, Inc. as of September 30, 2011, and the related statement of operations, shareholder’s deficit and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diverse Solutions, Inc. as of September 30, 2011, and the results of its operations and its cash flows for the nine months then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Diverse Solutions, Inc. will continue as a going concern. As more fully described in Note 2, the Company has a working capital deficiency. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter also are described in Note 2. The September 30, 2011 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Seattle, Washington

January 9, 2012

DIVERSE SOLUTIONS, INC.

BALANCE SHEET

SEPTEMBER 30, 2011

Assets
Current assets:
Cash	$31,013
Accounts receivable	31,850
Prepaid expenses and other current assets	6,732

Total current assets	69,595
Property and equipment, net	188,522
Other assets	5,546

Total assets	$263,663

Liabilities and shareholder’s deficit
Current liabilities:
Accounts payable	$540
Accrued expenses and other current liabilities	37,508
Accrued compensation and benefits	338,294
Due to shareholder	562,269
Deferred revenue	502,944
Deferred rent, current portion	4,308

Total current liabilities	1,445,863
Deferred rent, net of current portion	1,064
Commitments and contingencies (Note 6)
Shareholder’s deficit:
Common stock, $0.0001 par value; 1,000,000 shares authorized; 10,000 shares issued and outstanding	1
Additional paid-in capital	99
Accumulated deficit	(1,183,364)

Total shareholder’s deficit	(1,183,264)

Total liabilities and shareholder’s deficit	$263,663

See accompanying notes to financial statements.

DIVERSE SOLUTIONS, INC.

STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

Revenue	$1,776,100
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)	405,414
Sales and marketing	330,903
Technology and development	626,767
General and administrative	266,505

Total costs and expenses	1,629,589

Net income	$146,511

(1) Amortization of website development costs included in technology and development is as follows:	$84,188

See accompanying notes to financial statements.

DIVERSE SOLUTIONS, INC.

STATEMENT OF SHAREHOLDER’S DEFICIT

NINE MONTHS ENDED SEPTEMBER 30, 2011

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount
Balance at December 31, 2010	10,000	$1	$99	$(1,179,947)	$(1,179,847)
Shareholder’s distributions	—	—	—	(149,928)	(149,928)
Net income and total comprehensive income	—	—	—	146,511	146,511

Balance at September 30, 2011	10,000	$1	$99	$(1,183,364)	$(1,183,264)

See accompanying notes to financial statements.

DIVERSE SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2011

Operating activities
Net income	$146,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,014
Accrued bonus expense	240,820
Changes in operating assets and liabilities:
Accounts receivable	(9,455)
Prepaid expenses and other assets	(215)
Accounts payable	(85)
Accrued expenses	37,231
Deferred rent	(1,805)
Deferred revenue	54,041

Net cash provided by operating activities	571,057
Investing activities
Purchases of property and equipment	(124,917)

Net cash used in investing activities	(124,917)
Financing activities
Payments on loan from shareholder	(450,000)
Borrowings on loan from shareholder	808
Shareholder’s distributions	(149,929)

Net cash used in financing activities	(599,121)
Net decrease in cash during period	(152,981)
Cash at beginning of period	183,994

Cash at end of period	$31,013

See accompanying notes to financial statements.

DIVERSE SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Description of Business

Diverse Solutions, Inc. (the “Company,” “we,” “us” and “our”) was incorporated as a California corporation effective July 1, 2005. The Company operates an Internet-based listing content and property search service that helps real estate agents market their businesses and improve their personal websites.

Certain Significant Risks and Uncertainties

We operate in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, we believe that changes in any of the following areas could have a significant negative effect on us in terms of our future financial position, results of operations or cash flows; rates of revenue growth; engagement and usage of our products; scaling and adaptation of existing technology and network infrastructure; competition in our market; management of our growth; qualified employees and key personnel; protection of our brand and intellectual property; changes in government regulation affecting our business; intellectual property infringement and other claims; and protection of customers’ information and privacy concerns, among other things.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. Estimates are used for revenue recognition, website development costs and the recoverability of long-lived assets. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, our financial statements will be affected. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP and does not require management’s judgment in its application.

Liquidity and Financial Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period of time. The Company has historically experienced negative working capital and has an accumulated deficit. As of September 30, 2011, the Company had negative working capital of $1,376,268, an accumulated deficit of $1,183,364 and total shareholder’s deficit of $1,183,264. The Company’s total cash balance was $31,013 at September 30, 2011. The Company has financed its operations to date primarily through shareholder contributions, and for the nine months ended September 30, 2011, through net cash provided by operating activities of $571,057.

As described in Note 7, on October 31, 2011, Zillow, Inc. (“Zillow”), Diverse Solutions, and Justin LaJoie, the controlling shareholder of Diverse Solutions, entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Zillow acquired substantially all of the operating assets, including intellectual property rights and intangible assets, of Diverse Solutions.

Concentrations of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist primarily of cash and accounts receivable. We place cash with major financial institutions, which management assesses to be of high credit quality, in order to limit exposure.

Our credit risk on accounts receivable is limited as most collections are based on credit cards. Collateral is not required for accounts receivable.

Cash

Cash consists entirely of funds deposited with financial institutions in savings or checking accounts. We do not maintain cash in excess of federally insured limits at financial institutions.

Accounts Receivable

Fees and other charges for services are generally due immediately. We consider accounts outstanding longer than the contractual terms past due. As of September 30, 2011, all customer receivables were deemed to be fully collectible and therefore no amounts have been provided for doubtful accounts.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. The useful lives are as follows:

Computer equipment	3 years
Office equipment, furniture, and fixtures	5 to 7 years
Purchased software	3 years

Maintenance and repair costs are charged to expense as incurred. Major improvements, which extend the useful life of the related asset, are capitalized. Upon disposal of a fixed asset, we record a gain or loss based on the differences between the proceeds received and the net book value of the disposed asset.

Website and Software Development Costs

The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental and deemed by management to be significant, are capitalized in property and equipment and amortized once placed into service on a straight-line basis over their estimated useful lives. Maintenance and enhancement costs (including those costs in the post-implementation stages) are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the website or software that result in added functionality, in which case the costs are capitalized and amortized on a straight-line basis over the estimated useful lives. Amortization expense is included in technology and development expense.

Capitalized development activities placed in service are amortized over the expected useful lives of those releases, currently estimated at one year. The estimated useful lives of website and software development activities are reviewed frequently and adjusted as appropriate to reflect upcoming development activities that may include significant upgrades and/or enhancements to the existing functionality.

Recoverability of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or circumstances indicate that they may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset group to future undiscounted net cash flows expected to be generated. We group assets for purposes of such review at the lowest level for which identifiable cash flows of the asset group are largely independent of the cash flows of the other groups of assets and liabilities. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group.

Deferred Revenue

Deferred revenue consists of prepaid but unrecognized service revenue and amounts received in instances when revenue recognition criteria have not been met. Deferred revenue is recognized as revenue when the services are provided and all revenue recognition criteria have been met. Setup fees are recorded as deferred revenue and are recognized as revenue on a straight-line basis over the expected period during which the related service will be performed.

Deferred Rent

For our operating lease we recognize rent expenses on a straight-line basis over the term of the lease and, accordingly, we record the difference between cash rent payments and the recognition of rent expense as a deferred rent liability.

Revenue Recognition

Our revenue is derived from the sale of our internet data exchange (IDX) services, which provide an Internet-based listing content and property search service that help real estate agents market their businesses and improve their personal websites. In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. We consider a signed agreement or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement. Collectability is assessed based on a number of factors, including payment history and the creditworthiness of a customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash.

After the first year of service, contracts may be renewed on a month to month basis. Subscription revenues are recognized on a straight-line basis during the contractual period over which the IDX service is delivered.

Cost of Revenue

Our cost of revenue consists of expenses related to operating our website and mobile applications including credit card fees, amounts paid to Multiple Listing Services (“MLSs”) and amounts paid to third parties for data center operations.

Research and Development

Research and development costs are expensed as incurred. For the nine months ended September 30, 2011, expenses attributable to research and development for our business totaled $10,710. Research and development costs are recorded in technology and development expense.

Advertising Costs

Advertising costs are expensed as incurred. For the nine months ended September 30, 2011, advertising costs totaled $56,738. Advertising costs are recorded in sales and marketing expense.

Income Taxes

Diverse Solutions, Inc. is an S Corporation. Therefore, the Company’s federal taxable income is reported by the Company’s shareholder on the shareholder’s federal income tax return. Accordingly, there is no provision for federal income taxes herein.

Recently Issued Accounting Standards

In October 2009, the FASB issued guidance on revenue recognition to require companies to allocate revenue in multiple-element arrangements based on an element’s estimated selling price if vendor-specific or other third-party evidence of value is not available. This guidance is effective beginning January 1, 2011 with earlier application permitted. We adopted this guidance prospectively starting on January 1, 2011. The adoption of this guidance did not and is not expected to have any impact on our financial position, results of operations, cash flows or disclosures based on the types of revenue arrangements we have historically entered into and currently have in place.

Note 3. Property and Equipment, net

The following table presents the detail of property and equipment as of September 30, 2011:

Computer equipment	$118,904
Website development costs	267,369
Office equipment, furniture and fixtures	11,446
Software	22,398

Property and equipment	420,117
Less: accumulated amortization and depreciation	(231,595)

Property and equipment, net	$188,522

We recorded depreciation expense related to property and equipment, other than website development costs, of $19,826 for the nine months ended September 30, 2011.

We capitalized $161,313 in website development costs during the nine months ended September 30, 2011. Amortization expense for website development costs included in technology and development expense totaled $84,188 for the nine months ended September 30, 2011.

Note 4. Due to Shareholder

In July 2005, Diverse Solutions, Inc. entered into a revolving credit agreement with the sole shareholder of the Company. Under the terms of the credit agreement, the principal balance of the loan will be non-interest bearing and the full principal balance of the loan is to be repaid by July 1, 2015. During the nine months ended September 30, 2011, the Company borrowed $808 from the sole shareholder and repaid $450,000 to the sole shareholder. As of September 30, 2011, the total amount due to the sole shareholder under the credit agreement is $562,269.

Note 5. Shareholder’s Deficit

The chief executive officer of Diverse Solutions, Inc. is also the sole shareholder. As of September 30, 2011, the sole shareholder has 10,000 shares of common stock outstanding.

Certain key employees of Diverse Solutions accrue common stock of the Company after the first year of employment and on the anniversary of each additional six months worked up to 500 shares of common stock. The redemption value of the common stock issued to such employees is based on the total amount of the previous six months of revenues and the following six months of projected revenues. Upon separation of such employees from the Company, the Company has the right to buy back the employee shares of common stock at the current redemption value. Until such employees have accrued more than 250 shares of common stock, the employees will receive 2.5% of the net proceeds of the sale of the Company in exchange for their common stock if such employees are employed at the Company at the time of the sale. As of September 30, 2011, approximately 222 shares of common stock had accrued to employees of the Company. For the nine months ended September 30, 2011, we recorded $240,148 of related accrued bonus expense which is included in technology and development expense, which is calculated based on 2.5% of the estimated net proceeds from the October 31, 2011 sale of the Company.

Note 6. Commitments and Contingencies

Lease Commitments

We have operating leases for office space and equipment. Our current headquarters in Irvine, California is under an operating lease expiring in February 2013 that includes an option to extend the lease term for an additional two-year period. Future minimum payments for all operating leases as of September 30, 2011 are as follows:

Remainder of 2011	$16,167
2012	66,394
2013	5,546

Total future minimum lease payments	$88,107

Rent expense related to our operating lease is $46,539 for the nine months ended September 31, 2011 and is included in general and administrative expense.

Legal Proceedings

In March 2008, Real Estate Alliance Ltd. filed a complaint against Diverse Solutions for patent infringement in the U.S. District Court for the Central District of California, Western Division. The complaint seeks, among other things, a judgment that Diverse Solutions may have infringed certain patents held by Real Estate Alliance, an injunctive order against the alleged infringing activities and an award for damages. Diverse Solutions has not recorded an accrual related to this complaint as of September 30, 2011 as Diverse Solutions does not believe a material loss is probable. It is a reasonable possibility that a loss may be incurred; however, the possible loss or range of loss is not estimable.

In addition to the aforementioned, from time to time, we are involved in litigation and claims that arise in the ordinary course of business. Although we cannot be certain of the outcome of any litigation and claims, nor the amount of damages and exposure that we could incur, we currently believe that the final disposition of such matters will not have a material effect on our financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Note 7. Subsequent Events

In October 2011, Smarter Agent, LLC filed a complaint against Diverse Solutions for patent infringement in the U.S. District Court for the District of Delaware. The complaint seeks, among other things, a judgment that Diverse Solutions may have infringed certain patents held by Smarter Agent, an injunctive order against the alleged infringing activities and an award for damages. We intend to vigorously defend the claims, and we do not believe a material loss is probable. It is a reasonable possibility that a loss may be incurred; however, the possible loss or range of loss is not estimable.

On October 31, 2011, Zillow, Diverse Solutions, and Justin LaJoie, the controlling shareholder of Diverse Solutions, entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Zillow acquired substantially all of the operating assets, including intellectual property rights and intangible assets, of Diverse Solutions. In consideration for the acquisition of the operating assets of Diverse Solutions under the terms of the Purchase Agreement, Zillow assumed certain operating liabilities, paid Diverse Solutions $5,540,000 in cash and issued to Diverse Solutions 75,000 restricted shares of Zillow’s Class A common stock (the “Restricted Shares”). The Restricted Shares are subject to the terms and conditions of a Restricted Stock Agreement which became effective on October 31, 2011. The grant date fair value of the Restricted Shares is $2,226,750. One-third of the Restricted Shares will vest and no longer be subject to forfeiture on the first anniversary of the vesting commencement date, which is October 31, 2011, subject to Justin LaJoie’s continued employment or service to Zillow until such date. The remaining shares will vest ratably over the twenty-four months following such first anniversary, subject to Justin LaJoie’s continued employment or service to Zillow. In the event of Justin LaJoie’s termination of service by Zillow without cause or by Justin LaJoie for good reason, any unvested shares on the date of such termination will become vested and no longer subject to forfeiture.

We have evaluated subsequent events through January 9, 2012, which is the date the financial statements were available to be issued.